Exhibit 10.11

AMENDMENT TO CONTRACTOR AGREEMENT

THIS AMENDMENT is made and entered into this 3 day of December, 2021, by and between WASTE MANAGEMENT INC. OF FLORIDA, with offices at 242 W. Keene Road, Apopka, FL 32703 (“Company”) and NATIONAL STORM RECOVERY, LLC with offices at 1825 NW Corporate Blvd., Suite 110, Boca Raton, FL 33431 (the “Contractor”).

WITNESS ETH:

WHEREAS, the Company and Contractor are parties to that certain Contractor Agreement dated July 1, 2019, (the “Agreement”) and desire to modify and amend same as set forth herein;

NOW, THEREFORE, in consideration of the mutual understandings and covenants set forth herein, WMIF and Contractor agree as follows:

1. Term - The term is extended for three (3) years such that the termination date shall be June 30, 2025. The parties may renew or extend the term upon mutual written agreement.

2. Contractor Location - Contractor utilizes a portion of Company’s site at Company’s Vista Landfill (242 W. Keene Road, Apopka, FL 32703 and Company’s Pine Ridge landfill (5400 Rex Road, Winter Garden, FL 34787) for its activities hereunder. In the event such portion is needed by Company for its operations in Company’s sole discretion, Contractor shall relocate its activities at the site (in the case of Vista Landfill, in a generally southern direction) as determined by Company. Should such relocation be unacceptable to Contractor, the parties shall use good faith efforts to resolve the issue but if same is not resolved within a reasonable time either party may terminate this Agreement.

3. Other - Those provisions not specifically modified herein remain in full force and effect.

IN WITNESS WHEREOF, the parties have set their hands this 1 day of December, 2021.

Attest:	WASTE MANAGEMENT INC. OF FLORIDA

	By:	/s/ Matthew Chan
	Title:	Director

Attest:	NATIONAL STORM RECOVERY LLC

	By:	/s/ Edward R. Lee
	Title:	C.O.O.